Exhibit 32.1A

Written Statement of the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chairman, President and Chief Executive Officer of Coeur d’Alene Mines Corporation (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q/A of the Company for the quarter ended March 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dennis E. Wheeler
Dennis E. Wheeler
March 10, 2006